UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2010

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 21, 2009, the Board of Directors (the "Board") of Phoenix Technologies Ltd. approved an amendment and restatement of the Amended and Restated Preferred Share Rights Agreement dated as of October 5, 2007 between the Company and Computershare Trust Company, N.A. Amended Rights Agreement (the "2009 Amended Rights Agreement") in order to: (i) extend the expiration date of stockholders’ rights to purchase one one-thousandth share of the Company’s Series B Participating Preferred Stock (the "Rights") from October 22, 2009 to October 21, 2014, and (ii) make other ministerial changes.

The 2009 Amended Rights Agreement was filed with an amendment to the Company’s Form 8-A on October 21, 2009, and a summary of the principal terms of the 2009 Amended Rights Agreement was set forth in a report on Form 8-K filed on October 21, 2009.

The Board hereby commits to the Company’s stockholders that on or before December 31, 2010, the Board will either (i) terminate the Rights or (ii) submit to the Company stockholders for approval the extension of the expiration date of the Rights from October 22, 2009 to October 21, 2014 as set forth in the 2009 Amended Rights Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

January 26, 2010	By:	/s/ Timothy C. Chu

Name: Timothy C. Chu
Title: Vice President, General Counsel and Secretary